EXHIBIT 4(l)
                                                                   ------------

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of August 13, 2003, between SIGA Technologies, Inc., a Delaware corporation (the "Company"), and MacAndrews & Forbes Holdings Inc., a Delaware corporation (the "Stockholder").

            In consideration of the mutual covenants and agreements herein contained, the parties to this Agreement hereby agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" means, with respect to any specified Person, (i) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified Person or (ii) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

            "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

            "Closing" has the meaning assigned to it in the Purchase
Agreement.

            "Common Stock" means common stock, par value $0.0001 per share, of the Company.

            "Company" has the meaning assigned to it in the introductory paragraph to this Agreement.

            "Demand Registration" has the meaning assigned to it in Section 2(a) hereof.

            "Demand Registration Statement" has the meaning assigned to it in
Section 2(a) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Holder" means the Stockholder and any other Person that holds Registrable Securities, including their respective transferees, successors and assigns who acquire Registrable Securities, directly or indirectly, from the Stockholder or such other Person, respectively. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

            "Holder Shares" has the meaning assigned to it in Section 5 hereof.

            "Initially Proposed Shares" has the meaning assigned to it in
Section 5 hereof.

            "Inspectors" has the meaning assigned to it in Section 6(a)(xiii) hereof.

            "Majority Holder" has the meaning assigned to it in Section 2(a) hereof.

            "Participating Holder" has the meaning assigned to it in Section 6(a)(i) hereof.

            "Permitted Transferee" means (i) any Affiliate of the Holder, including, without limitation, directors, executives and officers of the Holder, (ii) any member of the family of any Affiliate of the Holder, including any such Person's spouse and descendants and any trust, partnership, corporation, limited liability company or other entity for the benefit of such spouse and/or descendants to whom or which any of the Registrable Securities have been transferred by any such Person for estate or tax planning purposes, (iii) any charity or foundation to which the Securities have been transferred by the Holder or any Person or entity described in clause (i) or (ii) above for estate or tax planning or charitable purposes, or (iv) the beneficiary of any bona fide pledge by the Holder of any of the Registrable Securities.


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            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, governmental agency or authority or other entity.

            "Purchase Agreement" means the Securities Purchase Agreement by and between the Company and the Stockholder, dated as of the date hereof.

            "Registrable Securities" means (a) any shares of Common Stock owned by a Holder, (b) the Warrant Shares, and (c) any securities issued or issuable in respect of Common Stock or other capital stock referred to in clauses (a) and (b) above by way of conversion, exercise or exchange or any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, and any other securities issued pursuant to any other pro rata distribution with respect to such Common Stock or other capital stock. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (x) it has been effectively registered under the Securities Act and sold or distributed to the public in accordance with an effective registration statement covering it (and has not been reacquired in the manner described in clause (c) above), or
(y) it is sold or distributed to the public pursuant to Rule 144 (or any successor or similar provision) under the Securities Act.

            "Registration Expenses" has the meaning assigned to it in Section 6(e) hereof.

            "S-3 Registration" has the meaning assigned to it in Section 4 hereof.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Shelf Registration Statement" has the meaning assigned to it in
Section 3(a) hereof.

            "Shelf Registration Period" means, with respect to each Shelf Registration Statement, the earliest to occur of (i) the sale of all the Registrable Securities registered on such Registration Statement, or (ii) four years from the date of the later of (x) the date of the final issuance of Warrant Shares upon exercise of the Warrants registered on such Shelf Registration Statement or (y) the date of the effectiveness of such Shelf Registration Statement; provided, however, the Shelf Registration Period shall be extended by the aggregate number of days a Shelf Registration Statement is postponed pursuant to Section 3(e) hereof.


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


            "Stockholder" has the meaning assigned to it in the introductory paragraph to this Agreement.

            "Subject Shares" has the meaning assigned to it in Section 6(a) hereof.

            "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

            "Warrants" means the warrants to acquire Common Stock issued pursuant to the Purchase Agreement.

            2.   Demand Registration.
                 --------------------

            (a) If registration on a Shelf Registration Statement pursuant to Section 3 hereof is not available to a Holder or Holders at any time, then upon the request in writing of any Holder or Holders who together hold a majority of the then outstanding Registrable Securities (the "Majority Holder") to register under the Securities Act all or a part of the Registrable Securities held by such Majority Holder (a "Demand Registration"), the Company shall use all reasonable efforts to cause to be filed as soon as reasonably practicable (but in no event later than the 60th day after such Majority Holder's request is made) a registration statement providing for the sale of all such Registrable Securities to be registered by such Majority Holder, and shall use all reasonable efforts to cause such registration statement to be declared effective within 60 days of such filing, including, but not limited to, a sale of such Registrable Securities in connection with the issuance of any securities convertible into or exchangeable or exercisable for Registrable Securities or the sale of Registrable Securities upon conversion, exercise or exchange thereof; provided, that, the anticipated offering price of each Demand Registration shall be at least $5,000,000. The Company agrees to use its reasonable efforts to keep any such registration statement continuously effective and usable for resale of Registrable Securities for a period of not less than 180 days, or such shorter period as is necessary to complete the distribution of the securities covered by such registration statement. Each registration statement filed pursuant to this Section 2(a) is hereinafter referred to as a "Demand Registration Statement." The Company may, if permitted by law, effect any registration pursuant to this Section 2(a) by the filing of a registration statement on Form S-3. However, if such registration involves an underwritten public offering and the managing underwriter(s) at any time shall notify the Company in writing that, in the sole judgment of such managing underwriter(s), inclusion of some or all of the information required in a more detailed form specified in such notice is of material importance to the success of the public offering of such


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


Registrable Securities, the Company shall use all reasonable efforts to supplement or amend such registration statement to include such information.

            (b) Subject to the provisions of Section 2(a), the Majority Holder shall be entitled to request no more than two Demand Registrations. A registration shall not count as one of the permitted Demand Registrations unless
(i) the registration statement filed in connection therewith has become effective, (ii) the Majority Holder requesting such registration is able to register and sell at least 50% of the Registrable Securities requested by such Majority Holder to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, the Majority Holder requesting such registration is able to register and sell all of the Registrable Securities requested to be included by such Majority Holder in such registration. Notwithstanding the foregoing, a registration shall count as one of the permitted Demand Registrations if the registration statement in connection therewith is filed and subsequently withdrawn, at the request of the Majority Holder, unless all Registration Expenses with respect to such withdrawn registration statement are paid by such Majority Holder.

            (c) The Company shall not effect any public or private sale, distribution or purchase of any of its securities which are the same as or similar to the Registrable Securities, including a sale pursuant to Regulation D under the Securities Act, during the 15-day period prior to, and during the 30-day period beginning on, the closing date of each underwritten offering under any Demand Registration Statement.

            (d) The Company may postpone for a reasonable period of time, not to exceed 45 days, the filing or the effectiveness of any Demand Registration Statement if (i) the board of directors of the Company in good faith determines that (A) such registration would have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (B) the Company is in possession of material non-public information that, if publicly disclosed, would result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company, and (ii) the Company so notifies the Majority Holder within five days after the Majority Holder requests such registration. The Company's right to defer the filing of a registration statement pursuant to the provisions of the preceding sentence may not be exercised more than twice during any 12-month period.


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

            (e) If at any time the Majority Holder notifies the Company in writing of the Majority Holder's desire that the Registrable Securities to be covered by a Demand Registration Statement be sold in an underwritten offering, such Majority Holder shall have the right to select any nationally recognized investment banking firm(s) to administer the offering, subject to the approval of the Company, which approval shall not be unreasonably withheld, and the Company shall enter into underwriting agreements with the underwriter(s) of such offering, which agreements shall contain such representations and warranties by the Company, and such other terms, conditions and indemnities as are at the time customarily contained in underwriting agreements for similar offerings and the Company shall take or cause to be taken all such other actions, in addition to the registration procedures set forth in Section 6 hereof, as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the registration and disposition of the Registrable Securities, including, without limitation, causing management to participate in "road show" presentations.

            3.   Shelf Registration.
                 -------------------

            (a) No later than 45 days after each Closing under the Purchase Agreement, the Company shall file with the SEC a "shelf" Registration Statement (each, a "Shelf Registration Statement") on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities), covering the resale of such number of shares of Registrable Securities as shall equal the sum of the number of (x) shares of Common Stock issued at such Closing, (y) the shares of Common Stock issued or issuable upon exercise of the Warrants issued at such Closing and (z) any shares of Common Stock issued or issuable with respect to the shares of Common Stock issued or issuable and referred to in clause (x) or
(y) of this sentence by way of exercise, exchange or any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, and any other securities issued pursuant to any other pro rata distribution with respect to such Common Stock or other capital stock.

            (b) The Shelf Registration Statements, to the extent allowable under the Securities Act (including Rule 416 under the Securities Act), shall state that such Shelf Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the exercise of the Warrants to prevent dilution resulting from certain issuances of Common Stock, adjustments upon stock dividends, stock subdivisions, spin offs, reclassifications, reorganizations, consolidations, mergers, stock splits, or otherwise.


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


            (c) The Company shall use its reasonable best efforts to cause each Shelf Registration Statement to be effective no later than 90 days after the date it is first filed with the SEC.

            (d) The Company shall keep each Shelf Registration Statement effective pursuant to Rule 415 under the Securities Act at all times until the expiration of the applicable Shelf Registration Period (except during the period of any postponement pursuant to paragraph (e) of this Section 3). In the event the number of shares available under a Shelf Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon the exercise of the Warrants to prevent dilution resulting from certain issuances of Common Stock, adjustments upon stock dividends, stock subdivisions, spin offs, reclassifications, reorganizations, consolidations, mergers, stock splits, or otherwise, the Company shall amend such Shelf Registration Statement, or file a new Shelf Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within 10 business days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Shelf Registration Statement to become effective as soon as practicable following the filing thereof.

            (e) The Company may postpone for a reasonable period of time, not to exceed 45 days, the filing or the effectiveness of any Shelf Registration Statement if (i) the board of directors of the Company in good faith determines that (A) such registration would have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (B) the Company is in possession of material non-public information that, if publicly disclosed, would result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company, and (ii) the Company so notifies the Majority Holder within five days after the Majority Holder request such registration. The Company's right to defer the filing of a registration statement pursuant to the provisions of the preceding sentence may not be exercised more than twice during any 12-month period.

            4. S-3 Registrations. If registration on a Shelf Registration Statement pursuant to Section 3 hereof is not available to a Holder or Holders at any time, then if such Holder or Holders request in writing that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by such Holders, the Company shall use its reasonable best efforts to register under the Securities Act on Form S-3


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


or any successor thereto (an "S-3 Registration"), for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice; provided, however, that (i) no more than two such S-3 Registrations shall be required in any 12-month period and (ii) the Company shall have no obligation to register such Registrable Securities pursuant to this Section 4 if the anticipated aggregate offering price in such S-3 Registration shall not be at least $500,000. There is no limitation on the number of registrations that the Company is obligated to effect pursuant to this Section 4.

            5. Incidental Registration. Subject to the terms and conditions set forth in this Section 5 and unless otherwise registered pursuant to any other section hereof or otherwise, if the Company proposes at any time to register any equity securities (the "Initially Proposed Shares") under the Securities Act, whether or not for its own account, the Company will promptly give written notice to the Holders of its intention to effect such registration (such notice to specify, among other things, the proposed offering price (if applicable), the kind and number of securities proposed to be registered and the distribution arrangements, including identification of the underwriter(s), if any), and the Holders shall be entitled to include in such registration such number of Registrable Securities (the "Holder Shares") to be sold for the account of the Holders (on the same terms and conditions as the Initially Proposed Shares) as shall be specified in a request in writing delivered to the Company within 15 days after the receipt of the Company's notice.

            The Company's obligations to include Holder Shares in a registration statement pursuant to this Section 5 is subject to each of the following limitations, conditions and qualifications:

                 (i) If, at any time after the Company gives written notice to the Holders of its intention to effect a registration of any of its equity securities (whether or not for its own account) and prior to the effective date of any registration statement filed in connection with such registration, either the Company (in the case of the Company intending to register securities for its own account) or holders of Company securities (in the case of the Company intending to register securities on behalf of holders of securities other than Registrable Securities) shall determine for any reason not to register any securities which were theretofore the subject of such registration, the Company shall give written notice of such determination to the Holders and thereupon it shall be relieved of its obligation to use any efforts to register any Holder Shares in connection with such aborted registration (but not from its obligation to pay the Registration Expenses in connection therewith).


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


                 (ii) If the managing underwriter(s) (in the case of an underwritten offering) of such offering shall notify in writing the Company and each Holder who shall have requested the inclusion of Registrable Securities in such underwritten offering that, in the good faith judgment of such managing underwriter(s), the distribution of all or a specified portion of the Holder Shares would materially interfere with the registration and sale, in accordance with the intended method thereof, of the Initially Proposed Shares, then the number of Holder Shares to be included in such registration statement shall be reduced to such number, if any, that, in the good faith judgment of such managing underwriter(s), can be included without such interference; provided, however, that, if

                 (1) the Initially Proposed Shares were being registered by the Company for its own account, then the number of securities to be included in such registration shall be allocated (x) first, to the Company, and (y) second, pro rata among all holders of Company securities (including the Holders) on the basis of the number of shares requested to be included in such registration statement by such holders; and

                 (2) the Initially Proposed Shares were being registered by the Company for the account of holders of Company securities (other than the Holders), then the number of securities to be included in such registration shall be allocated (x) first, pro rata among the holders of Company securities (other than Holders) requesting such registration based upon the number of securities each such holder requested be included in such registration, and (y) second, pro rata among all holders of Company securities not included in the foregoing clause (x) (including Holders) and the Company on the basis of the number of shares requested to be included in such registration statement by such holders and the Company.

                 (iii) If, as a result of the cutback provisions contained in
      Section 5(ii) hereof, the Holders are not entitled to include all of the Holder Shares in such registration, such Holders may elect to withdraw their request to include Holder Shares in such registration.


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


                 (iv) If the Company shall so deliver such a request in writing to the Holders, each Holder shall not effect any public or private sale or distribution of any Registrable Securities (other than the Holder Shares) during the 15-day period prior to, and during the 45-day period beginning on, the closing date of any underwritten public offering of shares of Common Stock made for the Company's own account.

            6.   Registration Procedures.
                 ------------------------

            (a) Whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of Section 2, 3, 4 or 5 hereof (such Registrable Securities being hereinafter referred to as "Subject Shares"), the Company will use all reasonable efforts to effect the registration and sale of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as soon as practicable:

                 (i) furnish to each Holder of Subject Shares (a "Participating Holder") and to each managing underwriter, if any, a reasonable time in advance of their filing with the SEC, any registration statement, amendment (or post-effective amendment) or supplement thereto, and any prospectus used in connection therewith, and each Participating Holder shall have, within a reasonable period of time, the opportunity to object to any information pertaining to such Participating Holder and its plan of distribution that is contained therein and the Company will make the corrections reasonably requested by such Participating Holder with respect to such information prior to filing any such registration statement or any amendment or supplement thereto; and furnish a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

                 (ii) prepare and file with the SEC registration statements with respect to the Subject Shares in form and substance reasonably satisfactory to the Participating Holders, and use all reasonable efforts to cause such registration statements to become effective as soon as possible;

                 (iii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each registration statement and the prospectus used in connection therewith as may be




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

      necessary to keep each such registration statement effective for the applicable period (or, in the case of a Shelf Registration Statement, the applicable Shelf Registration Period (except during the period of any postponement pursuant to Section 3(e) hereof)) and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares and other securities covered by such registration statements (until such time, in the case of a Shelf Registration Statement, as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Shelf Registration Statement);

                 (iv) furnish each Participating Holder and each managing underwriter, if any, without charge, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities and such other documents as such Participating Holder or such underwriter may reasonably request;

                 (v) after the filing of each registration statement, promptly notify each Participating Holder and each managing underwriter, if any, of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC;

                 (vi) use all reasonable efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions (including any foreign country or any political subdivision thereof) as the managing underwriter(s), if any, shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;


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


                 (vii) promptly inform each Participating Holder and the managing underwriter(s), if any, (x) in the case of any offering of the Registrable Securities in respect of which a registration statement is filed under the Securities Act, of the date on which a registration statement or any post-effective amendment thereto has been filed and when the same has become effective and, if applicable, of the date of filing a Rule 430A prospectus, (y) of any written comments from the SEC with respect to any filing referred to in clause (x) and of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering or (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                 (viii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC;

                 (ix) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                 (x) furnish, at the Company's expense, unlegended certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

                 (xi) notify each Participating Holder at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company will promptly thereafter prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements


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


      therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading;

                 (xii) enter into customary agreements (including, but not limited to, an underwriting agreement in customary form in the case of an underwritten offering) and make such representations and warranties to the sellers, underwriter(s), placement agents and other financial intermediaries as in form and substance and scope are customarily made by issuers to such parties and take such other actions as the Holders or such other parties, if any, reasonably require in order to expedite or facilitate the disposition of such Subject Shares. A Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such other parties also be made to and for the benefit of any one or more Participating Holders, and that any or all of the conditions precedent to the obligations of such other parties under such agreement also be conditions precedent to the obligations of the Participating Holders;

                 (xiii) make available for inspection by the Participating Holders, any underwriter, agent or other financial intermediary participating in any disposition pursuant to such registration statement, and any one attorney, accountant or other similar professional advisor retained by any such Participating Holders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                 (xiv) make available senior management personnel of the Company to participate in, and cause them to cooperate with any underwriter, agent or other financial intermediary in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Subject Shares;

                 (xv) obtain for delivery to the Company, any underwriter, agent or other financial intermediary or their agents, with copies to the Participating Holders, a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Participating


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


      Holders or the managing underwriter, agent or other financial intermediary reasonably request;

                 (xvi) obtain for delivery to the Participating Holders and any underwriter, agent or other financial intermediary or their agents an opinion or opinions from counsel for the Company in customary form and reasonably satisfactory to the Participating Holders, underwriters or agents and their counsel;

                 (xvii) make available to its security holders consolidated earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first quarter commencing after the effective date of such registration statement, which earnings statements shall cover said 12-month period;

                 (xviii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of any such registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment;

                 (xix) cause the Subject Shares to be registered with or approved by such other governmental agencies or authorities (including foreign governmental agencies and authorities) as may be necessary to enable the sellers thereof or any underwriter, agent or other financial intermediary to consummate the disposition of such Subject Shares;

                 (xx) cooperate with the Holders and the managing underwriter(s), if any, or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc.;

                 (xxi) cause its subsidiaries to take action necessary to effect the registration of the Subject Shares contemplated hereby, including filing any required financial information;

                 (xxii) effect the listing of the Subject Shares on The Nasdaq SmallCap Market or such other national securities exchange or over-the-counter market on which shares of the Common Stock shall then be listed or shall otherwise be requested by the Holders; and

                 (xxiii) take all other steps reasonably necessary to effect the registration of the Subject Shares contemplated hereby.

            (b) The Holders shall provide (in writing and signed by the Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

            (c) The Holders shall, if requested by the Company or the managing underwriter(s), if any, in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings; provided, however, that in no event shall a Participating Holder be required to make any representations or warranties to or agreements with the Company or the underwriter(s) other than representations, warranties or agreements regarding such Participating Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law.

            (d) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Section 2, 3, 4 or 5 hereof, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders shall forthwith discontinue disposition of Subject Shares pursuant to the registration statement covering the same until the Holders' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company (at the Company's expense) all copies other than permanent file copies then in the Holder's possession, of the prospectus covering the Subject Shares that was in effect prior to such amendment or supplement.

            (e) The Company shall pay all Registration Expenses. For purposes of this Agreement, "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities pursuant to
Section 2, 3, 4 or 5 hereof, and the disposition of such securities, including, without limitation, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, transfer agents and registrars' fees, all word processing, duplicating and printing expenses, the reasonable fees and disbursements of one counsel retained by the Participating Holders and the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions in respect of Registrable Securities (which underwriting discounts and commissions shall be paid by the Participating Holders).

            (f) In connection with any sale of Subject Shares that are registered pursuant to this Agreement, the Company and the Holders shall enter into an agreement providing for indemnification of the Holders by the Company, and indemnification of the Company by the Holders, on terms customary for such agreements at that time.

            7. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

            If to the Company, to:

            SIGA Technologies, Inc.
            420 Lexington Avenue, Suite 601
            New York, New York 10120
            Attention:      Thomas N. Konatich
            Facsimile No.:  (212) 697-3130

            with a copy (which shall not constitute notice) to:

            Kramer, Levin, Naftalis & Frankel LLP
            919 Third Avenue
            New York, New York 10022
            Attention:        James A. Grayer, Esq.
            Facsimile No.:  (212) 715-8000

            If to the Stockholder, to:

            MacAndrews & Forbes Holdings Inc.
            35 East 62nd Street
            New York, New York 10021
            Attention:  Barry F. Schwartz, Esq.
            Facsimile No.: (212) 572-5056

            with a copy (which shall not constitute notice) to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036
            Attention: Franklin M. Gittes, Esq. and
                           Alan C. Myers, Esq.
            Facsimile: (212) 735-2000

            If to any other Holder,

            to such name at such address as such Holder shall have indicated in a written notice delivered to the other parties to this Agreement,

or at such other address as the Company or the Stockholder may specify by written notice to the other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

            8. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            9. Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            10. Amendment. This Agreement may be amended, modified or supplemented by the parties hereto at any time. This Agreement may not be amended except by a written instrument executed by the parties hereto.

            11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Holder's rights under this Agreement may be assigned, in whole or in part, to (a) any Permitted Transferee, and any Permitted Transferee shall be deemed to be a Holder for all purposes hereunder or (b) any transferee of Registrable Securities that has acquired (x) the greater of (A) 10% of the Registrable Securities held by such transferor on the date of such transfer and
(B) 68,298 Registrable Securities (appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event) or (y) if the transferor shall then hold less than 68,298 Registrable Securities (appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), all of Registrable Securities held by such transferor, and any such transferee shall be deemed to be a Holder for all purposes hereunder; provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing, in form and substance reasonably satisfactory to the Company, that such assignee will be bound by all provisions binding on a Holder hereunder; provided, further, that any beneficiary of a pledge described in clause (iv) of the definition of "Permitted Transferee" above shall not be required to agree in writing to be bound by the terms hereof; it being understood that subsequent Holders are intended third party beneficiaries hereof.

            12. Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New
York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

            13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

            14. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral) between the parties with respect to the subject matter hereof.

            15. Available Information. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will comply with all rules and regulations of the SEC applicable in connection with the use of Rule 144 or Rule 144A promulgated under the Securities Act and will, upon the request of any Holder, take such other actions and furnish the Holder with information as the Holder may reasonably request in order to avail itself of such rule or any other rule or regulation of the SEC allowing the Holder to sell any Registrable Securities without registration, and will, at its expense, forthwith upon the request of the Holder, deliver to such party a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder or as to such matters as would then be required to establish compliance with Rule 144 or any successor rule or rules under the Securities Act. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the Holder, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

            16. Specific Performance. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached; accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            18. Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on either party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7 hereof shall be deemed effective service of process on such party.

            19. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

            20. Recapitalization, Exchanges, etc., Affecting the Company's Capital Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or permitted assign of the Company (whether by merger, consolidation, sale of assets or otherwise), or at the election of a Holder, any person who controls any of the foregoing, which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities.

                           [Execution Page Follows]

                                                                    Exhibit 4(1)
                                                                    ------------

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    SIGA TECHNOLOGIES, INC.


                                    By: /s/ Thomas N. Konatich
                                        ----------------------
                                    Name:  Thomas N. Konatich
                                    Title: Chief Financial Officer
                                           Acting CEO



                                    MACANDREWS & FORBES HOLDINGS INC.


                                    By: /s/ Howard Gittis
                                        -------------------
                                    Title: Howard Gittis
                                           Vice Chairman






                                      S-1